SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: December 30, 2005
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 30, 2005, Akorn, Inc. (“Akorn”) received a commercial item award from the United States Department of Health and Human Services (“HHS”) for the delivery of 450,000 units of Ca-DTPA and Zn-DTPA to the United States Strategic National Stockpiles. The aggregate price of the award is approximately $21,500,000, after a discount of two percent for anticipated payment within thirty days of invoicing.
The terms of the award are set forth in a Solicitation/Contract/Order for Commercial Items issued by the HHS to Akorn on December 30, 2005 (the “Agreement”). The Agreement provides that Akorn shall provide 390,000 units of Ca-DTPA and 60,000 units of Zn-DTPA, each in 200 mg/ml, 5ml single-dose ampoules. The United States Government may also exercise options to purchase up to 500,000 additional units of each of Ca-DTPA and Zn-DTPA for a period of five years, at prices set forth in the Agreement. Akorn shall conduct stability studies, including potency testing, on the units as required under the Agreement.
The Agreement is subject to funding by the Department of Homeland Security.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: January 6, 2006